UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

DYNATRONICS CORP.
(Exact name of registrant as specified in its charter)

Utah	000-12697	87-0398434
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Trapp Rd.
 Eagan, Minnesota, United States 55121
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	DYNT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial Officer.

On October 30, 2023, the Company announced the hiring of Gabe Ellwein, 45, and his appointment as Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of the Company, succeeding John A. Krier. Prior to joining the Company, Mr. Ellwein served as Senior Vice President of Finance for Element Electronics from 2019 to 2023.  Prior to his role with Element Electronics, Mr. Ellwein held various leadership roles in the finance, supply chain, and sales operations functions at Bluestem Brands (2012-2019), Best Buy (2006-2012), Target Corporation (2005), and Clifton Larson Allen (2001-2004). Mr. Ellwein holds a B.A. in Economics from Carleton College and an M.B.A. from the Carlson School of Management at the University of Minnesota.

In connection with Mr. Ellwein's hiring, the Company and Mr. Ellwein entered into an employment agreement containing the basic terms of his employment with the Company as an at-will employee. Under the terms of his employment agreement, Mr. Ellwein will receive an annual base salary of $250,000 and will also be eligble to participate in the employee benefit plans and programs generally available to the Company's senior executives and be entitled to the fringe benefits and perquisites thay may be made available from time to time to other top executives of the Company at the discretion of the Compensation Committee, in accordance with and subject to the terms and conditions of such plans and programs.  As an at-will employee, Mr. Ellwein's employment may be terminated at any time by the Company.

Mr. Ellwein's employment agreement also provides that any incentive-based or other compensation paid to Mr. Ellwein pursuant to such employment agreement or any other agreement or arrangement with the Company will be subject to deductions and clawbacks to the extent required to be made umder applicable laws and/or stock exchange listing requirements (whether currently in existence or later adopted) or any policy established by the Company pursuant to such laws or listing requirements.

As a condition of his employment, Mr. Ellwein must enter into a confidentiality and non-solicitation agreement that prohibits him from soliciting employees or customers of the Company for a one year period following the termination of his employment.The Company has also entered into an indemnification agreement with Mr. Ellwein on the same terms as it has with its other directors and executive officers.

Mr. Ellwein is not a party to any agreement or transaction that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Ellwein and any director or executive officer of the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K (17 CFR 229.401(d) and 229.404(a)).

The foregoing description of Mr. Ellwein's employment agreement is a summary of the material terms thereof, does not purport to be complete, and is qualified in its entirety by reference to the full text thereof filed with this report as Exhibit 10.1, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 30, 2023, the Company issued a press release announcing the appointment of Mr. Ellwein. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between the Company and Gabe Ellwein, effective as of October 30, 2023
99.1	Press Release dated October 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

Date: October 30, 2023	By:	/s/ Brian Baker
Name: Brian Baker
Title: Chief Executive Officer